UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 2, 2006
PEOPLES FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Mississippi
(State or Other Jurisdiction of Incorporation)

0-30050	64-0709834
(Commission File Number)	(IRS Employer Identification No.)

152 Lameuse Street Biloxi, MS	39530
(Address of Principal Executive Offices)	(Zip Code)
(228) 435-5511
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Addresses, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously Satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230. 425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 5.02. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
The firm of Piltz, Williams, LaRosa & Co. (“Piltz”) has been the independent public accountants for Peoples Financial Corporation (the “Company”) since 1984. In January 2006, the Board of Directors appointed Piltz to be the independent accountants for the year ended December 31, 2006.
On April 26, 2006, Peoples Financial Corporation was notified by Piltz that it intended to withdraw from the 2006 engagement. During the entire length of the relationship between the Company and Piltz, there have been no disagreements relating to accounting, audit or any other matters. This action by Piltz is entirely related to internal staffing issues within the firm and does not reflect any issues or events between the firm and the Company. A letter from Piltz to the Commission confirming these events is attached hereto at Exhibit 99.1.
The Company has initiated a formal process to select an independent accounting firm for the years ended December 31, 2006 and 2007. Until their successor has been selected, which is expected to occur by August 31, 2006, Piltz will continue to provide audit and assurance services to the Company.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
          99.1 Letter from Piltz, Williams, LaRosa & Co. dated May 2, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 2, 2006

PEOPLES FINANCIAL CORPORATION
By:	/s/ Chevis C. Swetman
Chevis C. Swetman
Chairman, President and CEO

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1:	Letter from Piltz, Williams, LaRosa & Co. dated May 2, 2006